UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2018 (May 8, 2018)

CIT GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 W. 42nd Street, New York, New York 10036

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 461-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5 – Corporate Governance and Management

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 8, 2018, CIT Group Inc. (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices in Livingston, New Jersey. A total of 129,106,812 shares of the Company’s common stock were entitled to vote as of March 15, 2018, the record date for the Annual Meeting. There were 117,262,426 shares present in person or by proxy, which constituted approximately 90.8% of the total votes entitled to be cast, at the Annual Meeting, at which the stockholders were asked to vote on three proposals. Set forth below are the matters acted upon by the stockholders, and the final voting results of each such proposal.

Proposal 1. Election of Directors

With respect to the election of the following nominees as directors of the Company to hold office for a term of one year, or until the next annual meeting of stockholders:

	Shares Voted
	For	Against	Abstain	Broker Non-Votes
Ellen R. Alemany	109,243,508	3,787,177	113,141	4,118,600
Michael L. Brosnan	112,816,042	248,864	78,920	4,118,600
Michael A. Carpenter	111,468,019	1,596,029	79,778	4,118,600
Dorene C. Dominguez	112,775,748	258,522	109,556	4,118,600
Alan Frank	112,810,803	253,603	79,420	4,118,600
William M. Freeman	110,170,150	2,875,233	98,443	4,118,600
R. Brad Oates	111,331,549	1,732,423	79,854	4,118,600
Gerald Rosenfeld	112,809,111	255,743	78,972	4,118,600
Vice Admiral John R. Ryan, USN (Ret.)	110,404,745	2,660,082	78,999	4,118,600
Sheila A. Stamps	112,812,963	252,301	78,562	4,118,600
Khanh T. Tran	112,807,833	255,780	80,213	4,118,600
Laura S. Unger	112,814,076	251,078	78,672	4,118,600

Based on the votes set forth above, each of the nominees set forth above were duly elected to serve as directors of the Company for a one year term, or until their respective successors have been duly elected and qualified at the next annual meeting of stockholders of the Company.

Proposal 2. Ratification of the Appointment of Independent Registered Public Accounting Firm

The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and external auditors for the year ending December 31, 2018 received the following votes:

For	Against	Abstain
116,619,695	617,952	24,779

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm and external auditors to serve for the year ending December 31, 2018 was duly ratified by the stockholders.

Proposal 3. Advisory Vote on the Compensation of the Company’s Executive Officers

The advisory (non-binding) vote on the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, received the following votes:

For	Against	Abstain	Broker Non-Votes
101,161,248	11,853,438	129,140	4,118,600

Based on the votes set forth above, the compensation of the Company’s named executive officers, as set forth in the Company’s proxy statement for the Annual Meeting, was approved in an advisory vote by the stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIT GROUP INC.
(Registrant)

By:	/s/ Stuart Alderoty
	Name:	Stuart Alderoty
	Title:	Executive Vice President, General Counsel & Corporate Secretary

Dated: May 10, 2018